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CB COMMERCIAL
REAL ESTATE GROUP, INC.                                        [logo]
LEGAL

                                                                       Exhibit 5

                                                     August 26, 1997



CB Commercial Real Estate Services Group, Inc.
533 S. Fremont Avenue
Los Angeles, California 90071-1798

Ladies and Gentlemen:

    With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by CB Commercial Real Estate Services Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 966,725 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") issuable pursuant to the Company's Koll Acquisition Stock Option Plan and the Company's KMS Holding Corporation Amended 1994 Nonqualified Performance Stock Option Plan (the "Plans"), it is my opinion that such shares of Common Stock, when issued in accordance with the Plans, will be legally issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.


                                                     Very truly yours,

                                                     /s/ Trude A. Tsujimoto

                                                     Trude A. Tsujimoto





         533 South Fremont Avenue, Los Angeles, California 90071-1798